[*] indicates that a confidential portion of the text of this agreement has been omitted and filed separately with the Securities and Exchange Commission

                               AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT ("Amendment Agreement"), made as of this 17th day of October, 1991, by and between CHARLES RIVER LABORATORIES, INC., a Delaware corporation with its principal offices located at 251 Ballardvale Street, Wilmington, Massachusetts 01887 ("CRL"), and XOMA CORPORATION, a Delaware corporation with its principal offices located at 2910 Seventh Street, Berkeley, California 94710 ("XOMA").

                               Background/Purpose

     XOMA and CRL entered into a Supply Agreement dated as of December 8, 1988 (as amended to date, the "Supply Agreement"), for the production by CRL of murine ascites fluid ("Ascitic Fluid") from two cell lines owned by XOMA: N024 (or E5) for septic shock (the "E5 Product") and N020 (or H65) for graft-vs-host reactions (together with the E5 Product, the "Products"). [*] the parties hereby agree to amend the Supply Agreement in the manner set forth below.

     1. Nullification of Previous Amendment Agreement. By their execution of this Amendment Agreement, CRL and XOMA hereby agree that the Amendment Agreement dated as of March 1, 1991, between CRL and XOMA (the "Expansion Amendment"), relating to the reservation of expansion space at CRL's ascites manufacturing facilities in Raleigh, North Carolina (the "Raleigh Facility") and the reimbursement of fixed facility and operating expenses by XOMA, shall be a nullity as of December 31, 1991 and shall be of no further force or effect on or after such date. The nullification of the Expansion Amendment shall not, however, relieve either party of any duties or obligations thereunder, including, without limitation, the obligation to pay any expenses, fees or reimbursement amounts which were incurred pursuant to the Expansion Amendment on or before December 31, 1991. In the event of a conflict between the terms of this Amendment Agreement and the terms of the Expansion Amendment, the terms of this Amendment Agreement shall prevail.

     2. Amendment of Existing Purchase Order. Pursuant to Section 14.1 of the Supply Agreement, the Supply Agreement and Purchase Order #31100-2 currently outstanding thereunder for calendar year 1991 (the "Existing Purchase Order") are each hereby amended by substituting for the Existing Purchase Order the purchase order attached hereto as Exhibit A (the "Modified 1991 Purchase Order"). XOMA hereby acknowledges that it understands the terms of the Modified 1991 Purchase Order and agrees (i) to execute and deliver the Modified 1991 Purchase Order simultaneous with the execution of this Amendment Agreement and
(ii) that the Modified 1991 Purchase Order shall take effect upon execution and shall supersede in all respects the Existing Purchase Order. CRL and XOMA acknowledge and agree that the Modified 1991 Purchase Order, when read in conjunction with Section 7 of this Amendment Agreement, requires XOMA to guarantee payment to CRL of an aggregate of [*] for Ascitic Fluid produced by CRL during calendar year 1991.

     3. 1992 Purchase Order. CRL and XOMA hereby agree that, during calendar year 1992, CRL will deliver the quantities of Ascitic Fluid set forth on Exhibit B hereto in accordance with the schedule set forth therein, which will result in CRL delivering to XOMA a quantity of Ascitic Fluid sufficient to require XOMA to pay CRL aggregate payments of at least [ * ] (the "1992 Minimum Payment") during such calendar year. Ascitic Fluid which is available for delivery on a specified date, but segregated and not shipped pursuant to Section 6 of this Amendment Agreement, shall be deemed "delivered" for purposes of this Amendment Agreement. Attached hereto as Exhibit C is a form of purchase order (the "1992 Purchase Order"), which Purchase Order sets forth the specific terms necessary to ensure that CRL receives not less than the 1992 Minimum Payment in connection with the sale of Ascitic Fluid to XOMA in calendar year 1992. XOMA hereby acknowledges that it has read and understands the terms of the 1992 Purchase Order and agrees to execute and deliver the 1992 Purchase Order simultaneous with the execution of this Amendment Agreement.

     4. Availability of Production Space. Effective January l, 1992, CRL hereby agrees [*]

[*]. The reservation of the Reserved Space and, if necessary, the Expansion Space shall be at no additional charge to XOMA, but XOMA shall under no circumstances be relieved of its obligation to pay CRL, in accordance with the terms of the 1992 Purchase Order, for any additional quantities of Ascitic Fluid ordered by XOMA in excess of the amount required to ensure the 1992 Minimum Payment. In its effort to meet any of XOMA's additional production requirements for Ascitic Fluid, CRL will not be required to accelerate its production process or increase the concentration of animals located in the Reserved Space or the Expansion Space in a manner which CRL determines, in its reasonable business judgment following consultation with XOMA, would likely impair CRL's ability to maintain applicable health and safety standards including, without limitation, health and safety standards applicable to the production of Ascitic Fluid, the operation of the Facility, the well-being of persons in the facility or any other health and safety standards imposed by law.

     5. Maintenance of Core Staff. CRL hereby agrees to maintain a core staff of trained production, quality assurance and other key personnel at the Raleigh Facility sufficient to (i) ensure the timely delivery of the 1992 Minimum Requirement and (ii) meet any reasonable requests from XOMA for the production of additional quantities of Ascitic Fluid in compliance with "Good Manufacturing Procedures" as set forth in CRL's License Applications to the FDA.

     6. Segregation of E5 Product. If requested by XOMA, CRL will, subject to reasonable space limitations, segregate but not ship E5 Product which is already tested for, and has passed, release specifications (the "Segregated Inventory"). Title to and risk of loss of the Segregated Inventory shall pass to XOMA upon segregation of the Segregated Inventory. When such Segregated Inventory is subsequently shipped, CRL agrees to insure such Segregated Inventory during shipment in accordance with CRL's customary practice of insuring Ascitic Fluid in transit.

     7. Guarantee. XOMA shall be obligated to purchase [*] Products (i) to be supplied by CRL in calendar year 1991 and (ii) delivered in calendar year 1992 which are necessary to ensure that XOMA will pay the 1992 Minimum Payment, as specified in the Modified 1991 Purchase Order and 1992 Purchase Order, respectively, and CRL shall be obligated to produce and deliver said guaranteed amount. XOMA shall be obligated to purchase [*] to be supplied by CRL in calendar year 1992 in excess of the amount necessary to ensure that XOMA will pay the 1992 Minimum Payment and CRL shall be obligated to produce and deliver such excess amount.

     8. Extension of Supply Agreement. Pursuant to Section 1.2 of the Supply Agreement, the Supply Agreement shall be extended through December 31, 1992, to include coverage of the deliveries scheduled for calendar year 1992.

     9. Other Terms. All other terms and conditions of the Supply Agreement shall remain in full force and effect, except to the extent that modification is necessary to reflect the nullification of the Expansion Amendment as of December 31, 1991 and the agreements set forth herein.

     10. Long-Term Agreement. The parties agree that, following FDA approval of the E5 Product, the current supply arrangement evidenced by the Supply Agreement will be extended for an additional period of not less than [*], and also modified so as to [*].

     11. Notwithstanding anything to the contrary in the Supply Agreement, all notices to be delivered to XOMA shall be directed to the attention of XOMA's Legal Department.

     IN WITNESS WHEREOF, CRL and XOMA have caused this Amendment Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   CHARLES RIVER LABORATORIES, INC.

                                   By:  /s/ James C. Foster  10/21/91
                                            James C. Foster
                                            President and Chief Operating
                                            Officer

                                   XOMA CORPORATION

                                   By:  /s/ Clarence L. Dellio  10/17/91
                                            Clarence L. Dellio
                                            Senior Vice President

Facsimile of XOMA Purchase Order follows:

                                                                  Exhibit A
                                                        XOMA PURCHASE ORDER
                                                            31100 *REPRINT*
Ship to  XOMA II Receiving Dock
         XOMA Corporation
         890 Heinz Street
         Berkeley, CA  94710  x2021

Vendor   Charles River Biotechnical
         251 Ballardvale Street
         Wilmington, MA  01887
Phone    617 657-6500

Requestor         B. Dellio
Order date        10/17/91
Vendor Code       2222
Terms             Net 30
Ship via          O/N
F.O.B.            FACT
Freight           PPD
Taxable           NO
P.O. Type         REG
Account Number    See Below
Confirm to        J. Wheeler


ITEM              PART NUMBER/DESCRIPTION                     DELIVERY DATE

1                 101209                                      12/31/91
                  Ascites, E5, Purchased
                  ACCOUNT:  1200-100
2                 101204                                      CLOSED
                  Ascites, H65, Purchased
                  ACCOUNT:  1200-100
3                 101209                                      CLOSED
                  Ascites, E5, Purchased
                  ACCOUNT:  1200-100
4                 101204                                      04/10/91
                  Ascites, H65, Purchased
                  ACCOUNT:  1200-100
5                 MISC- 5-31100                               CLOSED
                  EDIM Adjustment
                  ACCOUNT:  1-5235-210


         AMENDMENT TO PURCHASE ORDER 31100-2
         XOMA guarantees to purchase 100% of PO#31100-4 requirements. Deliveries to be made in accordance with the attached delivery schedule. Terms and conditions of this purchase per supply agreement dated February 27, 1989, as amended from time to time.

TOTAL ORDER $9,412,115.80

/s/Paul Bouchard
Authorized Agent

EXHIBIT "B1"
XOMA PRODUCTION

[*]

EXHIBIT "B2"
XOMA PRODUCTION

[*]

Facsimile of XOMA Purchase Order follows:
                                    Exhibit C
                               XOMA PURCHASE ORDER
                                 35753 *REPRINT*
Ship to  XOMA II Receiving Dock
         XOMA Corporation
         890 Heinz Street
         Berkeley, CA  94710  x2021

Bill to  XOMA II Receiving Dock
         XOMA Corporation
         890 Heinz Street
         Berkeley, CA  94710  x2021

Vendor   Charles River Biotechnical
         251 Ballardvale Street
         Wilmington, MA  01887
Phone    617 657-6500

Requestor         B. Dellio
Order date        10/17/91
Vendor Code       2222
Terms             Net 30
Ship via          O/N
F.O.B.            FACT
Freight           PPD
Taxable           NO
P.O. Type         REG
Account Number    1200-100
Confirm to        J. Wheeler

ITEM              PART NUMBER/DESCRIPTION
1                 101209
                  Ascites, E5, Purchased

         Any incremental quantities ordered by XOMA shall result in a negotiation of a new, lower price based on volume for the full year. XOMA guarantees to purchase 100% of PO#35753 requirements in 1992. Any incremental quantities of E5 or H65 ascites purchases will be guaranteed at 50% level. Deliveries to be made in accordance with the attached delivery schedule. Additional terms and conditions supply agreement dated February 27, 1989.

TOTAL ORDER $2,964,144.00

/s/Paul Bouchard
Authorized Agent